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FORM 10-Q

          STATEMENT REGARDING COMPUTATIONS OF PER SHARE EARNINGS

                             BGS SYSTEMS, INC.


                                            For the quarter ended
                                                   April 30,
                                             1997           1996
                                         --------------------------
PRIMARY

Average shares outstanding                6,269,084      6,247,458

Net effect of stock options,
if dilutive, based on the
treasury stock method using
the average market price                    170,232         42,448
                                          ---------      ---------
  Total                                   6,439,316      6,289,906
                                          ---------      ---------

Net income                              $ 2,214,629    $ 2,101,630
                                          =========      =========
Net income per share                    $       .34    $       .33
                                          =========      =========

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